UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2013

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Progenics Pharmaceuticals, Inc. today entered into an Underwriting Agreement with Jefferies LLC, acting as sole book-running manager and as representative of the several underwriters named therein. Subject to the terms and conditions of the Underwriting Agreement, Progenics has agreed to sell to the underwriters, and the underwriters have agreed to purchase from Progenics, an aggregate of 8,500,000 shares of the Company’s common stock, par value $0.0013 per share, at a public offering price of $4.40 per share. The resulting net proceeds to Progenics from this offering are expected to be approximately $34.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Progenics. In addition, Progenics has granted the underwriters an option, exercisable for 30 days after June 20, 2013, to purchase up to an aggregate of 1,275,000 additional shares of Progenics’ common stock.

The underwriters’ obligations to purchase the shares described above are subject to the satisfaction of certain customary closing conditions, including receipt of legal opinions by the parties’ respective counsels. The Underwriting Agreement also contains customary representations, warranties and covenants of Progenics, customary indemnification obligations of Progenics and the underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, and termination and other provisions customary for transactions of this nature. The representations, warranties and covenants of Progenics contained in the Underwriting Agreement were made only for purposes of the Agreement and as of specific dates, are solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Progenics.

The closing of the sale of 8,500,000 shares is scheduled to occur on or about June 25, 2013. The shares have been registered pursuant to a registration statement on Form S-3 (File No. 333-176244) filed with the SEC under the Securities Act on August 11, 2011 and, as amended, declared effective by the SEC on September 19, 2011, and supplemented by a preliminary prospectus supplement dated as of June 19, 2013 and a final prospectus supplement dated as of June 20, 2013. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any offer, if at all, will be made only by means of a prospectus, including the prospectus supplement, forming part of the effective shelf registration statement.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

Progenics today issued a press release announcing the pricing of a firm commitment underwritten public offering of 8,500,000 shares of its common stock. Jefferies is acting as sole book-running manager in this public offering. Needham & Company, LLC, Stifel and Brean Capital, LLC are acting as co-managers for the offering. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion, timing and size of the offering and other statements that are other than statements of historical facts. These statements involve significant risks and uncertainties. These statements reflect Progenics’ current expectations concerning future events, actual events could differ materially from those anticipated as a result of many factors, including, but not limited to, the risks that the offering may be delayed or may not occur due to market or other conditions and the satisfaction of customary closing conditions related to the offering. Additional information concerning these and other factors that may cause actual events to differ materially from those anticipated is contained in the “Risk Factors” section of Progenics’ 2012 Annual Report on Form 10-K, its other periodic reports and filings with the SEC and in the prospectus supplements related to the offering. Investors should not place undue reliance on forward-looking statements contained in this Current Report or elsewhere. All forward-looking statements are based on information currently available to Progenics, and the Company undertakes no obligation to revise or update them to reflect events or circumstances after the date of this Current Report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of June 20, 2013, by and among Progenics Pharmaceuticals, Inc. and Jefferies LLC, representative of the several underwriters named therein

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of O’Melveny & Myers LLP (contained in Exhibit 5.1)

99.1	Press Release dated June 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President, Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: June 20, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of June 20, 2013, by and among Progenics Pharmaceuticals, Inc. and Jefferies LLC, representative of the several underwriters named therein

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of O’Melveny & Myers LLP (contained in Exhibit 5.1)

99.1	Press Release dated June 20, 2013